EXHIBIT 10.1

                          AGREEMENT AND MUTUAL RELEASE
                          ----------------------------

     This Agreement and Mutual Release ("Agreement") is executed as of this 29th day of August, 2003 by, between and among NORTHSIDE BANK, NSD BANCORP, INC. ("Employer") and LLOYD G. GIBSON ("Employee").

                                    Preamble
                                    --------

     The Employee is employed by Employer as its President and Chief Executive Officer. The Employee desires to resign from such employment, and Employer desires to accept that resignation. The Employee and the Employer desire to set forth the terms and conditions of Employee's resignation and to reach a mutually satisfactory compromise of any and all claims that could be made or might arise out of and relate to Employee's employment with Employer and Employee's resignation from such employment. Employee may revoke this Agreement any time within seven (7) days after the date of execution. Employee must give written notice of revocation to Lawrence R. Gaus, Chairman, NorthSide Bank and NSD Bancorp Inc., 100 Federal Street, Pittsburgh, Pennsylvania, 15212-5711. Notice is not deemed to be given until received by NorthSide Bank and NSD Bancorp, Inc.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound, the parties hereby agree as follows:

                                    Agreement
                                    ---------

     1. Termination of Employment. Effective as of the close of business on August 28, 2003, Employee will resign from his employment. Employer will accept such resignation. Employee will vacate his offices by midnight on September 2, 2003. Employer will provide Employee with access to all offices and buildings necessary for Employee to gather his personal belongings in a professional manner. Employer may designate individuals to supervise the gathering of Employee's personal belongings and his departure from his offices.

     2. Payments to Employee. Employer agrees to pay to Employee, as severance pay, an amount equal to eighteen (18) months of his Annual Base Salary as defined by the Employment Agreement between Employer and Employee dated July 1, 1993, minus applicable taxes, deductions and withholdings. Said sum represents severance pay and shall be paid in substantially equal installments on regular bank paydays beginning on the first regularly scheduled pay date following the expiration of the seven (7) day revocation period provided for in Paragraph 10 of this Agreement. Employer has the right to pay Employee the severance payment in a lump sum amount after giving effect to a 1.5% discounted rate. Employer also agrees to pay Employee a lump sum amount that is equal to twelve (12) monthly installments of the car lease payments in accordance with the terms of the program between Employer and Employee


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immediately  preceding  any  execution of this  Agreement,  said lump sum is due within thirty (30) days of the execution of this Agreement. In addition, Employer agrees to pay COBRA premiums for eighteen (18) months following the execution of this Agreement or until Employee secures health care coverage through other employment, whichever period is less.

     Payment of the severance pay, either in monthly installments or in a lump sum, and payment of the lump sum in connection with the company car lease will be made without regard to whether Employee obtains other employment.

     Employee acknowledges and agrees that the benefits to be provided to him by Employer pursuant to this paragraph are, in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.

     Employer will keep in full force and effect all insurance policies on the life of Employee so long as permitted by law, or applicable rule or regulation and to the extent that no unreasonable administrative costs are associated with such maintenance. Unless required by law, rule or applicable regulation, if Employer desires to terminate or alter the beneficiary on any existing insurance policies, it will provide written notification to employee.

     Employer agrees that existing stock options granted by the Employer to the Employee will be honored in accordance with their terms.

     3. Non-Disparagement, Communications and Confidentiality.
        ------------------------------------------------------

     (a) Disparagement. Employee agrees that he will not in any way disparage or make negative comments regarding Employer or its directors, officers, employees, agents, attorneys, or consultants to any person. Employer, its directors, officers, employees, agents, attorneys, and consultants agree that they will not in any way disparage or make negative comments regarding Employee, except Employee or Employer acknowledge and agree that Employee may have to provide and Employer will have to provide information to the appropriate bank regulatory agencies regarding the Employee's activities during his employment.

     (b) Communications. If requested, Employer will provide recommendations for Employee in the form of Exhibit A to this Agreement. Counsel for the parties will work together in good faith to arrive at acceptable language to be included in Exhibit A in the event that Exhibit A is not completed at the time of signature by the parties.

     (c) Litigation. Employee shall cooperate fully to the extent reasonably requested by Employer in connection with any litigation or other proceedings. Such cooperation shall include the retention and (upon Employer's request) the provision of records and information which are reasonably relevant to any such litigation or other


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

proceeding and the Employee being available on a mutually convenient basis to provide additional information and explanation of any records or information provided hereunder.

     (d) Confidentiality. Except as required by law, rule or regulation applicable to Employer, the request of a bank regulator, or pursuant to Employer's obligations as a public company, the terms, conditions, amount, and fact of this Agreement, (other than the fact of Employee's prior employment and his separation date), the reasons therefore, and all negotiations with respect thereto shall at all times remain confidential. Neither Employee nor Employer will make, facilitate, or authorize any disclosure concerning this Agreement, or the reasons therefore, except for (i) disclosures to Employee's immediate family, (ii) disclosures to legal counsel and/or accountants for the respective parties, or (iii) as may be required by applicable laws, regulations, or judicial, governmental, or similar order or decree.

     4. No Admission of Liability. This Agreement will not constitute nor be deemed or construed to be (a) an admission by Employer of discrimination of any kind or nature whatsoever against Employee or (b) an admission by either party of any breach of any alleged obligation or any kind or nature whatsoever, express or implied.

     5. Releases.

     (a) FOR AND IN CONSIDERATION of the agreements and commitments set forth in this Agreement, NorthSide Bank does hereby knowingly and voluntarily release and forever discharge Employee from any and all actions, causes of actions, suits, damages, judgments, claims, and/or demands sounding in negligence, brought in law or in equity, (hereinafter collectively referred to as "negligence claims"), which negligence claims NorthSide Bank ever had, now or may or might in the future have against Employee, based on any acts, omissions, transactions or occurrences occurring prior to or on the date of execution of this Agreement; provided, however, that nothing in this Agreement shall be deemed to be a waiver by NorthSide Bank of any claims which are based on or arise out of a customer relationship between Employee and NorthSide Bank, including but not limited to lending relationships between NorthSide Bank and Employee; or Employee's intentional or fraudulent acts or conducts; or to the extent that a waiver would be prohibited under federal or state law, including without limitation, regulations restricting indemnification, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding.

     (b) FOR AND IN CONSIDERATION of the Agreements and commitments set forth in Paragraph (a) above (and with the specific exceptions referred to in Paragraph
(c) below relating to profit sharing or other retirement benefits and benefits under COBRA), Employee does hereby knowingly and voluntarily release and forever discharge, both jointly and severally, NorthSide Bank, NSD Bancorp, Inc. and all of their subsidiaries, divisions, affiliates, whether or not the existence of such entities is now known to the undersigned, and their officers, directors, employees, shareholders, servants, agents and attorneys, in their official and individual capacities, together with their predecessors, successors and/or assigns (hereinafter collectively referred to as


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

"NSD") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, damages, judgments, claims and/or demands whatsoever, in law or in equity, (hereinafter collectively referred to as "claims"), whether known or unknown to Employee, which Employee ever had or now has against NSD based on any acts, omissions, transactions or occurrences whatsoever occurring prior to or on the date of execution of this Agreement, and from those claims which are in any way connected with, or which are or may be based in whole or in part on (i) the employment relationship that existed between Employee and NSD (including without limitation, any and all claims, suits, demands, damages, sums of money, obligations, liabilities, actions related to the Change of Control Agreement between Employee and NSD dated December 9, 2002), and subsequent termination thereof; (ii) those claims arising under any state fair employment practices act and/or any law, ordinance or regulation promulgated by any country, municipality or other state subdivision; (iii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (v) those claims for retaliatory or wrongful discharge of any kind;
(v) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) those claims for outrageous conduct; (viii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (ix) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortuous conduct of any kind; (x) those claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e, et seq.; (xi) those claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss.621 et seq.; (xii) those claims arising under the National Labor Relations Act, 29 U.S.C. ss.151 et seq.; (xiii) those claims arising under the Americans with Disabilities Act, 42 U.S.C. ss.12101 et seq.; (xiv) those claims arising under the Civil Rights Act of 1866 or 1871, 42 U.S.C. ss.1981 et seq.; (xv) those claims arising under the Family Medical Leave Act of 1993, 29 U.S.C. ss.151 et seq.; (xvi) those claims arising under any state or federal handicap or disability discrimination law or act; (xvii) those claims arising from any damages suffered at any time after the date of this Agreement by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts which occurred on or before the date of the execution of this Agreement; (xviii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xix) any and all other claims arising under the law or in equity; and (xx) any and all other claims asserted or which could have been asserted by the undersigned in any other charges or claims of alleged violation of any applicable law, rule, ordinance or regulation.

     (c) Without limiting the generality of the preceding paragraphs, Employee acknowledges and agrees that, in consideration for the agreements and commitments set forth in Paragraph (a) above, Employee has knowingly and voluntarily relinquished, waived and forever released any and all remedies which might otherwise be available to him including, without limitation, claims for contract or tort damages, punitive or exemplary damages, special damages, compensatory damages, consequential damages, lost benefits of any kind including, without limitation, life insurance, severance pay, medical benefits or sick pay, except that identified in Section 2 of this Agreement, recovery of attorneys' fees, costs, expenses of any kind, reinstatement to a position of


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

employment or reemployment with NSD. It is understood and agreed that the waiver of benefits contained in the preceding sentence does not include the waiver of any vested, nonforfeitable pension, profit sharing or other retirement benefits to which Employee is entitled through an existing or prior retirement or profit sharing program, nor does that waiver include benefits to which Employee is entitled under COBRA. Employee further covenants not to sue NSD or to participate in any way in any suit or to execute, seek to impose, collect or recover upon or otherwise enforce or accept any judgment, decision, award, warranty or attainment upon any claim released herein.

     6. Unemployment Compensation. Employer agrees that it will not contest Employee's eligibility for unemployment compensation benefits.

     7. Arbitration. Any controversy, claim or dispute between the parties concerning this Agreement or the breach thereof shall be finally settled by arbitration in Allegheny County, Pennsylvania pursuant to the rules of the American Arbitration Association regarding employment disputes. In such instances, it is agreed that the dispute shall be submitted to final and binding arbitration by one arbitrator; provided, however, that either party may request that there be three arbitrators, in which case each party shall select one arbitrator, and the two arbitrators so selected shall select a third. All costs of arbitration (other than the costs of a party's own witnesses and professional advisors) shall be paid by the nonprevailing party.

     8. Equitable Relief. The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the nonbreaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and shall have the right to specifically enforce this Agreement and the terms and provisions hereof against the breaching party in addition to any other remedy to which the non-breaching party may be entitled at law or in equity.

     9. Notice of Intent to Sue. Ten (10) days before any party hereto institutes any action to enforce the rights set forth in this Agreement, written notice of the intention to sue or proceed to arbitration shall be given by certified mail by said party to the other party. During the above-mentioned ten
(10) day period, the parties hereto will make a reasonable effort to amicably resolve any disagreement that has arisen between them.

     10. Employee acknowledges and agrees that he has carefully reviewed, studied, and thought over the terms of this Agreement and that all questions concerning this Agreement have been answered to his satisfaction. Employee acknowledges and agrees that he is hereby advised and encouraged to consult with his private attorney prior to executing this Agreement. Employee further acknowledges and agrees that prior to execution of this Agreement, he was encouraged and afforded the opportunity to review it with anyone else he desired to consult, including his accountant or tax advisor, and that, to the extent desired, he has availed himself of that opportunity. Employee does further acknowledge and agree that he was given a reasonable account of time in which to


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

consider this Agreement, that he has had this Agreement in his possession, and that he has had the opportunity to consider and reflect upon the terms of this Agreement before signing or executing it. The undersigned does further acknowledge and agree that he knowingly and voluntarily entered into and executed this Agreement after deliberate consideration and that he was not coerced, pressured or forced in any way by NSD or anyone else to accept the terms of this Agreement, and that the decision to accept the terms of this Agreement was entirely his own after full consultation with his attorney. Employee also acknowledges and agrees that he fully understands that he will be giving up certain legal rights by entering into this Agreement and that he will have no right to reinstatement or reemployment with NSD following his execution of this Agreement based upon any claim(s) released herein. Employee also acknowledges that no promise or inducement to enter into and execute this Agreement has been offered or made except as stated in this Agreement. Employee also acknowledges that he understands that he has seven (7) days to revoke this Agreement following its execution by mailing written notice of revocation within that seven (7) day period to:

                           Lawrence R. Gaus, Chairman
                           NorthSide Bank/NSD Bancorp, Inc.
                           100 Federal Street
                           Pittsburgh, Pennsylvania 15212-5711

     By placing his initials at the end of this paragraph, Employee acknowledges that he has been informed of his rights and that he specifically waives any claim(s) that he may have arising as result of any act or omission alleged to have occurred prior to the date of this Agreement, and that he has had an opportunity to seek consultation with his attorney regarding his rights, that he has been given a reasonable amount of time by NSD to review this Agreement, and that he may revoke the waiver, once given, at any time during the seven (7) day period following the signing of the waiver.

                                                                ------------
                                                                     LGG

     11. Employee acknowledges and agrees that, should he fail or refuse to execute this Agreement, or should he revoke this Agreement as provided in Paragraph 10 above, all obligations of NSD, including the obligation to provide payments to Employee as stated in this Agreement, shall be entirely void and of no effect.

     12. Employee acknowledges and agrees that in the event he decides, in spite of this Agreement, to pursue any claims against NSD, in any manner, the agreements and commitments set forth in Paragraph 2 of this Agreement shall become null and void. Furthermore, should this occur, any monies paid to Employee by NSD pursuant to Paragraph 2 of this Agreement shall be owed by Employee to NSD.


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

     13. Notwithstanding any other provision of this Agreement, no term or provision of this Agreement is to be interpreted as waiving or releasing any prospective claims based upon acts, omissions or events occurring after its execution.

     14. This Agreement shall be binding upon the parties as well as their heirs, executors, administrators, assigns, successors, either by merger or acquisition, beneficiaries, employees, agents, and all other persons asserting claims by or on behalf of the parties.

     15. It is understood and agreed that the provisions of this Agreement are severable, and should any provision or provisions in this Agreement be found unenforceable, the other provisions shall remain fully valid and enforceable.

     16. Employee shall not, without the written consent of NSD, knowingly disclose to any person, other than an employee of NSD, any material or confidential information obtained by him while in the employ of NSD or its predecessors with respect to any of NSD's services, products, improvements, processes, customers, customer lists, methods of business or any business practices, the disclosure of which he knows or should know will be materially damaging to NSD; provided, however, that confidential information shall not include any information known generally to the public other than as a result of unauthorized disclosure by Employee.

     17. Employee certifies that he has returned to NSD any and all company materials, equipment, documents, records or other company data or information, in whatever format it exists, be it electronic, digital, hard copy, or other format. To the best of NSD's knowledge, Employee has returned all of the aforementioned materials. If NorthSide Bank determines in the future that Employee is still in possession of any company property, NSD will notify
Employee and he will return the company property within five days of the notification.

     18. This Agreement constitutes the entire agreement between the undersigned and NSD and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except in writing duly executed by the undersigned and an authorized representative of NSD. The pronouns "he," "him," and "his" used in this Agreement are intended to refer to the undersigned regardless of the undersigned's gender. This Agreement is intended to fully, completely and forever resolve all disputes based upon events, omissions or acts occurring on or prior to its execution as well as all other issues or claims in any way arising out of or connected with the prior employment of the undersigned with NSD and/or its predecessors or the termination of that employment. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement and Mutual
Release on this 29th day of August, 2003.

WITNESS:                                  EMPLOYEE:


---------------------------               ------------------------------
                                          Lloyd G. Gibson

ATTEST:                                   NORTHSIDE BANK/
                                          NSD BANCORP INC.


---------------------------               ------------------------------
                                          Lawrence R. Gaus, Chairman
                                          NorthSide Bank/NSD Bancorp Inc.



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

                                                                       Exhibit A

                             Professional Reference
                             ----------------------

Mr. Gibson submitted his resignation in order to pursue other business interests in the financial services industry.


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